EXHIBIT 10.1

Agreement to Amend Warrants

This Agreement to Amend Warrants (this “Agreement”) is made this 3rd day of July, 2009, by and between SatCon Technology Corporation, a Delaware corporation (the “Company”), and RockPort Capital Partners II, L.P. (the “Investor”).

WHEREAS, pursuant to that certain Stock and Warrant Purchase Agreement, dated as of November 8, 2007, as amended (the “Purchase Agreement”), by and among the Company, the Investor and NGP Energy Technology Partners, L.P., the Company (i) issued to the Investor a First Tranche Warrant to purchase 7,631,036 shares of Common Stock, (ii) issued to the Investor a Second Tranche Warrant to purchase 4,195,887 shares of Common Stock and (iii) issued, and has agreed to issue, to the Investor Additional Warrants in accordance with Section 8.8 of the Purchase Agreement.  The Investor’s First Tranche Warrant, Second Tranche Warrant and Additional Warrants (whether currently issued or to be issued pursuant to the Purchase Agreement) are collectively referred to herein as the “Warrants.”  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement (except that capitalized terms used in the amended provision of the Warrants described below shall have the respective meanings ascribed to such terms in the Warrants);

WHEREAS, the parties hereto desire to amend each of the Warrants as set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.             Section 3(d) of each of the Warrants (whether currently issued or, with respect to Additional Warrants, to be issued pursuant to the Purchase Agreement) is hereby amended and restated in its entirety to read as follows:

“(d)         Adjustments for Dilutive Below Market  Issuances.

(i)            In the event the Company shall, at any time and from time to time, issue or sell any Additional Shares of Common Stock at a price per share less than (x) the Conversion Price then in effect (or if there are no longer any shares of Series C Preferred Stock outstanding, a price per share less than the Conversion Price that would be in effect if shares of Series C Preferred Stock were still outstanding) and (y) the VWAP (as defined below) for the last full Trading Day immediately preceding such issuance or sale, then the Warrant Price then in effect shall be adjusted pursuant to the following formula:

NWP = WP - [A*(B - C)]

D

Where:

NWP = new Warrant Price (following the adjustment)

WP = existing Warrant Price (prior to the adjustment)

A = the number of Additional Shares of Common Stock issued

B = the VWAP for the last full Trading Day immediately preceding such issuance or sale

C = the price per share at which the Additional Shares of Common Stock were issued or sold

D = the total number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock (including, for this purpose, all shares of Common Stock issuable upon exercise or conversion of any Convertible Securities or Common Stock Equivalents outstanding immediately prior to the issuance of such Additional Shares of Common Stock)

The provisions of this Section 3(d)(i) shall similarly apply to successive issuances of Additional Shares of Common Stock at a price per share less than (x) the Conversion Price then in effect and (y) the VWAP for the last full Trading Day immediately preceding such issuance or sale.  No adjustment of the Warrant Price shall be made pursuant to this Section 3(d)(i) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents

(ii)           In the event the Company shall, at any time and from time to time, issue or sell any Convertible Securities or Common Stock Equivalents with an Aggregate Per Common Share Price less than (x) the Conversion Price then in effect (or if there are no longer any shares of Series C Preferred Stock outstanding, an Aggregate Per Common Share Price less than the Conversion Price that would be in effect if shares of Series C Preferred Stock were still outstanding), and (y) the VWAP for the last full Trading Day immediately preceding such issuance or sale, or if, after any such issuance of Convertible Securities or Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall make the Aggregate Per Common Share Price less than the Conversion Price in effect at the time of such amendment or adjustment and less than the VWAP for the last full Trading Day immediately preceding such amendment or adjustment, then the Warrant Price then in effect shall be adjusted pursuant to the formula set forth in Section (3)(d)(i) above assuming that all Additional Shares of Common Stock have been issued pursuant to the Convertible Securities or Common Stock Equivalents for a purchase price equal to the Aggregate Per Common Share Price.

The provisions of this Section 3(d)(ii) shall similarly apply to successive issuances of Convertible Securities or Common Stock Equivalents with an Aggregate Per Common Share Price less than (x) the Conversion Price then in effect and (y) the VWAP for the last full Trading Day immediately preceding such issuance or sale.  No adjustment of the Warrant Price shall be made under this Section 3(d)(ii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor.  No adjustment shall be made to the Warrant Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent.

(iii)          Notwithstanding the foregoing, the Company shall not be required to make any adjustment to the Warrant Price as a result of any of the issuances of securities described in Section 5(e)(viii) of the Certificate of Designation.

(iv)          For purposes hereof, “VWAP” means on any particular Trading Day the volume weighted average trading price per share of Common Stock on such date on the Principal Market as reported by Bloomberg L.P. or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or trading market on which the Common Stock is then listed, or any successor performing similar functions; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events as applicable.”

2.             In consideration of the foregoing amendment, the Company agrees to issue to the Investor an Additional Warrant (as amended in accordance with Section 1 of this Agreement), dated the date hereof, to purchase 228,000 shares of Common Stock at an exercise price of $1.80 per share.

3.             This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

4.             This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to Amend Warrants on the day and year first above written.

SATCON TECHNOLOGY CORPORATION

By:	/s/ John W. Peaocck
Name: John W. Peacock
Title: Corporate Controller

ROCKPORT CAPITAL PARTNERS II, L.P.

By: RockPort Capital II, LLC
Its: Managing Member

By:	/s/ David J. Prend
Name:	David J. Prend
Title:	Managing General Partner